UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2007
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On Friday, September 7, 2007, the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Registrant reviewed the base salary of each of the named executive officers of the Registrant and declined to increase their salaries, except for a 2.5% cost of living increase. Similarly, the CNG Committee reviewed and retained the current level of the non-employee directors’ fees for fiscal 2008.
Also on Friday, September 7, 2007, the CNG Committee recommended for approval to the Board of Directors (the “Board”) a bonus plan for fiscal 2008 (the “Bonus Plan”). The Board, based upon the CNG Committee’s recommendation, approved the Bonus Plan with a directive that the CNG Committee’s independent consultants prepare a written Bonus Plan for final review and approval. The Bonus Plan replaces the existing bonus plan, which has terminated. The new Bonus Plan is based upon the economic value added of the Registrant (“SVA”), and is designed to further align the interests of management with the Registrant’s stockholders by compensating management for an increase in the Registrant’s profitability, while taking into account the cost of capital. The Bonus Plan provides for a payment to a participant upon a significant improvement in the Registrant’s SVA. Participants include the named executive officers, principal executive officer, principal financial officer, and other key decision-makers. Twenty percent of any Bonus Plan payment to the management team executive officers will be discretionary, based upon the participant’s individual performance. Furthermore, the Bonus Plan will include a “bonus bank,” which will result in a portion of any bonus award being held back and paid to the participant only upon the continued favorable performance of the Registrant. The Registrant anticipates that the final written form of the Bonus Plan will be adopted and approved by the CNG Committee and the Board on or before the Registrant’s annual meeting on November 5, 2007.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective September 7, 2007, the Board approved certain amendments to the Registrant’s Bylaws (the “Bylaws”), including, among other things, the following:
•	Article II, Section I, Place and Time of Meetings: The provision was amended to provide that stockholder meetings may take place by means of remote communication.
•	Article II, Section 2, Notice: The provision was amended to (i) allow notices of stockholder meetings to be delivered by electronic transmission to stockholders (so long as the stockholder consents to such notification) and (ii) enable the Registrant, under certain circumstances, to provide one copy of a notice to all stockholders of record who share an address.
•	Article II, Section 3, Stockholders List: This section was amended to reflect changes in the General Corporate Law of Delaware (“GCL”), which require the Registrant to make available the stockholder list during the 10-day time period prior to the annual meeting at the Registrant’s principal place of business or on an electronic network.
•	Article II, Section 4, Quorum and Adjournment: This section was changed to clarify that shares of capital stock of the Registrant (or shares held by another corporation that is substantially controlled by the Registrant) will not be entitled to vote or be counted for purposes of determining a quorum, provided that the Registrant and its subsidiaries may vote any shares held by either of them in a fiduciary capacity.
•	Article II, Section 5, Vote Required: The stockholder voting standard has been clarified to reflect that the standard is subject to the other provisions of the Bylaws, the rules and regulations of any stock exchange applicable to the Registrant or other regulations applicable to the Registrant or its stockholders. The voting standard has been further clarified to provide that the only valid votes are those votes entitled to vote on a given matter.
•	Article II, Section 8, Action by Written Consent: This provision was revised to more closely track Section 228 of the GCL, including by revising the section to make clear that any written consent should bear the date of signature of each stockholder who signs the consent.
•	Article II, Section 10, Advance Notice of Stockholder Business and Nominations: This section has been added to the Bylaws in order to outline the procedures pursuant to which stockholders may submit business and nominations for consideration at stockholder meetings. Among other things, the section provides that notice of a stockholder proposal shall be provided not earlier than the 120th day, but not later than the 90th day, prior to the anniversary of the preceding year’s annual meeting.
•	Article II, Section 11, Organization: This section has been added to the Bylaws in order to document the procedures and rules for meetings of stockholders.

•	Article II, Section 12, Inspectors of Election: This section has been added to the Bylaws in order to outline the duties and role of the inspectors of elections at any meeting of stockholders.
•	Article III, Section 1, Number, Election and Term of Office: This provision has been revised so that the Board (and not the holders of a majority of the capital stock) set the authorized number of directors.
•	Article III, Section 2, Resignation: This provision has been amended to delete the method by which directors may be removed, as Section 141(k) of the GCL addresses such issue. The provision has been further revised to clarify that resignations will occur (i) at a time specified in such resignation letter or (ii) if no time is specified, upon receipt of the resignation by the Board.
•	Article III, Section 3, Vacancies: This section has been revised to provide that vacancies on the Board may only be filled by the directors and that, where the holders of a class of stock are entitled to elect directors separately by class, any vacancies with respect to directors elected by such class may only be filled by the directors in office who were elected by such class.
•	Article III, Section 5, Other Meetings and Notice: The reference to notices of director meetings being provided by “telegraph” has been replaced with a reference to “other means of electronic transmission” in order to provide for notice by, among other means, fax and e-mail.
•	Article III, Section 7, Committees: This section has been revised to reflect that the Registrant has elected to be governed by Section 141(c)(2) of the GCL, which enables the Board to create committees that are subject to fewer statutory limitations on the committees’ authority.
•	Article III, Section 10, Meetings by Means of Communications Equipment: The section has been revised to reflect changes to Section 141(f) of the GCL, which now permits directors to act without a meeting by electronic transmission.
•	Article IV, Section 1, Number: This provision was changed to separate the positions of Chairman of the Board and Chief Executive Officer. This change is also reflected in other sections of the Bylaws. In addition, the provision has been amended to reflect that a Chairman of the Board may, but need not be, elected. Finally, the provision was changed to state that any Vice-President may be designated as a Senior Executive Vice-President, an Executive Vice-President or a Senior Vice-President.
•	Article IV, Section 3, Removal: This section was altered to provide that the Board may remove officers or agents with or without cause. The sentence stating that the removal must be in the best interest of the corporation has been removed.
•	Article IV, Section 4, Vacancies: This section has been amended to clarify that officer vacancies may only be filled by the Board.
•	Article IV, Section 5, Compensation: The section which previously stated that compensation of all officers shall be fixed by the Board has been deleted in order to enable the Registrant to provide for other means of fixing the compensation of lower-level officers.
•	Article IV, Section 6, Chairman of the Board: This section was added in order to outline the duties of the Chairman of the Board.
•	Article V, Section 1: This section has been revised to provide for mandatory indemnification for any officers and directors who serve the Registrant or who (while a director or officer) serve at the request of the Registrant as a director, officer, employee or agent of another enterprise. This change alters the previous version of the section, which provided for mandatory indemnification for employees and agents, but only for actions brought by or in the right of the Registrant. Further, the section has been clarified to specify that the Registrant is only required to indemnify officers and directors in connection with a proceeding (or part thereof) commenced by such officers and directors if the proceeding (or part thereof) was authorized by the Board. Finally, the previous Article V, Section 2 (relating to actions brought by or in the right of the Registrant) has been deleted and such concepts have been moved to Article V, Section 1. This change results in the specified conduct standards being deleted, with the result being that any future GCL amendments will be automatically addressed by the Bylaws.
•	Article V, Section 3: This section has been added to the Bylaws and provides that if a claim for indemnification or advancement of expenses is not paid after a written claim has been received by the Registrant, the covered person will be entitled to file suit to recover the unpaid amount and, if successful, would be entitled to be paid the expense of prosecuting the claim.
•	Article V, Section 4: This section has been revised to make advancements of expenses mandatory with respect to officers and directors, provided that the officers or directors undertake to repay any amounts advanced if it is ultimately determined that they are not entitled to indemnification.
•	Article V, Section 6: This provision was added to make clear that nothing in the Bylaws shall limit the Registrant’s rights to indemnify and advance expenses to persons other than officers and directors.

•	Article VI, Section 1, Form: Various changes have been made to this section to allow the Board the authority to provide by resolution that some or all classes of stock shall be uncertificated shares.
•	Article VI, Section 3, Fixing a Record Date: This section has been revised to track the language of Section 213 of the GCL and reference the manner in which record dates may be fixed for actions taken by written consent of stockholders.
•	Article VII, Loans: Consistent with the Sarbanes-Oxley Act of 2002, § 402, PL 107-204, 116 Stat 745 (codified as 15 U.S.C. § 78m(k)), the provision dealing with loans to officers and other employees has been deleted.
•	Article VII, Section 8, Inspection of Books and Records: This section has been deleted as the right of stockholders to inspect the books and records of the Registrant is currently set forth in the GCL.
The descriptions of the changes to the Registrant’s Bylaws are qualified in their entirety by reference to the copy of the Amended and Restated Bylaws, marked to show changes to the previous version of the Bylaws, filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference as if set forth in full.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
     The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
September 13, 2007	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibits	Description

3.1	Amended and Restated Bylaws.